EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference of our report dated June 21, 2022, relating to our audit of the L3Harris Retirement Savings Plan’s financial statements and supplemental schedule as of and for the year ended December 31, 2021, which appears in this Annual Report on Form 11-K in Registration Statement No. 333-222821 on Form S-8.
/s/ Buchbinder Tunick & Company LLP
Bethesda, MD
June 21, 2022